                                                                    EXHIBIT 25.1


      ___________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549
                           _________________________

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
               A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                   ________________________________________

                           THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

NEW YORK                                                   13-4994650
(State of incorporation                                 (I.R.S. employer
if not a national bank)                               identification No.)
270 PARK AVENUE
NEW YORK, NEW YORK                                                 10017
(Address of principal executive offices)                      (Zip Code)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 _____________________________________________
                      VETERINARY CENTERS OF AMERICA, INC.
              (Exact name of obligor as specified in its charter)

DELAWARE                                                   95-4097995
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                        identification No.)

3420 OCEAN PARK BOULEVARD, SUITE 1000
SANTA MONICA, CALIFORNIA                                           90405
(Address of principal executive offices)                      (Zip Code)

                  ___________________________________________
                        5 1/4% CONVERTIBLE SUBORDINATED
                              DEBENTURES DUE 2006
                      (Title of the indenture securities)
             _____________________________________________________

                                    GENERAL

Item 1.   General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               New York State Banking Department, State House, Albany, New York 12110.

               Board of Governors of the Federal Reserve System, Washington, D.C., 20551

               Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

               Federal Deposit Insurance Corporation, Washington, D.C., 20429.


          (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.


Item 2.   Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

          5.   Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 15th day of July, 1996.
                                                   ----        ----

                                       THE CHASE MANHATTAN BANK


                                       By /s/ Lucia Jaklitsch
                                          -------------------
                                          Assistant Treasurer

                             Exhibit 7 to Form T-1
                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business March 31, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



          DOLLAR AMOUNTS                                             IN MILLIONS
                             ASSETS
Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin...........................................      $  3,391
    Interest-bearing balances...................................         2,075
Securities:...........................................
Held to maturity securities.....................................         3,607
Available for sale securities...................................        29,029
Federal Funds sold and securities purchased under
    agreements to resell in domestic offices of the
    bank and of its Edge and Agreement subsidiaries,
    and in IBF's:
    Federal funds sold..........................................         1,264
    Securities purchased under agreements to resell.............           354
Loans and lease financing receivables:
    Loans and leases, net of unearned income....................      $ 73,216
    Less: Allowance for loan and lease losses...................         1,854
    Less: Allocated transfer risk reserve.......................           104
                                                                      --------
    Loans and leases, net of unearned income,
    allowance, and reserve......................................        71,258
Trading Assets..................................................        25,919
Premises and fixed assets (including capitalized
    leases).....................................................         1,337
Other real estate owned.........................................            30
Investments in unconsolidated subsidiaries and
    associated companies........................................           187
Customer's liability to this bank on acceptances
    outstanding.................................................         1,082
Intangible assets...............................................           419
Other assets....................................................         7,406
                                                                      --------
TOTAL ASSETS....................................................      $147,358
                                                                      ========


                             LIABILITIES

Deposits
    In domestic offices.........................................      $ 45,786
    Noninterest-bearing.........................................      $ 14,972
    Interest-bearing............................................        30,814
                                                                      --------
    In foreign offices, Edge and Agreement subsidiaries,
    and IBF's...................................................        36,550
    Noninterest-bearing.........................................      $    202
    Interest-bearing............................................        36,348
                                                                      --------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
    of its Edge and Agreement subsidiaries, and in IBF's
    Federal funds purchased.....................................        11,412
    Securities sold under agreements to repurchase..............         2,444
Demand notes issued to the U.S. Treasury........................           699
Trading liabilities.............................................        19,998
Other Borrowed money:
    With a remaining maturity of one year or less...............        11,305
    With a remaining maturity of more than one year.............           130
Mortgage indebtedness and obligations under capitalized
    leases......................................................            13
Bank's liability on acceptances executed and outstanding........         1,089
Subordinated notes and debentures...............................         3,411
Other liabilities...............................................         6,778

TOTAL LIABILITIES...............................................       139,615
                                                                      --------

                             EQUITY CAPITAL

Common stock....................................................           620
Surplus.........................................................         4,664
Undivided profits and capital reserves..........................         3,058
Net unrealized holding gains (Losses)
on available-for-sale securities................................          (607)
Cumulative foreign currency translation adjustments.............             8

TOTAL EQUITY CAPITAL............................................         7,743
                                                                      --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL....................................      $147,358
                                                                      ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
                           JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                WALTER V. SHIPLEY   )
                EDWARD D. MILLER    )DIRECTORS
                THOMAS G. LABRECQUE )